FOR IMMEDIATE RELEASE
LabCorp Contacts:
Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Christopher Allman-Bradshaw – 336-436-8263
Media@Labcorp.com

LABCORP TO SPEAK AT MORGAN STANLEY 19TH ANNUAL GLOBAL HEALTHCARE CONFERENCE

BURLINGTON, N.C., Sept. 8, 2021 — Labcorp (NYSE: LH), a leading global life sciences company, today announced that members of its executive management team will participate in a virtual fireside chat at the Morgan Stanley 19th Annual Global Healthcare Conference on Monday, Sept. 13 at 3:30 p.m. ET.

A live webcast of the presentation will be available via the Investor Relations section of the company’s website at www.Labcorp.com and archived for replay.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With more than 70,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $14 billion in FY2020. Learn about Labcorp at www.Labcorp.com, or follow us on LinkedIn and Twitter @Labcorp.

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